Exhibit 99.1

For Immediate Release

Spartan Motors reaches agreement with NHTSA in connection with early warning and defect reporting

CHARLOTTE, Michigan, July 9, 2015 – Spartan Motors USA, Inc., an arm of Spartan Motors, Inc. (NASDAQ: SPAR), has agreed to pay a $1 million fine over a three year period to the National Highway Traffic Safety Administration (NHTSA) and will complete performance obligations including compliance and regulatory practice improvements, and industry outreach, valued at $3 million. Under the terms of the settlement, an additional $5 million will be held in abeyance for three years, and will be forgiven following the fulfillment of the obligations agreed upon with the NHTSA.

“This announcement pertains to our early warning and defect reporting. Spartan has not received any reports involving crashes, fires, injury incidents or fatalities associated with this matter,” said Daryl Adams, President and Chief Executive Officer, Spartan Motors, Inc. “We regret that the company’s historic performance did not meet NHTSA expectations and accept this $1 million penalty. Spartan will implement a number of improvements to our internal processes, apply best practices and expand training throughout the company. We worked closely with NHTSA in defining the path forward, and look forward to this opportunity to drive education at industry events and activities.”

About Spartan Motors

Spartan Motors, Inc. designs, engineers and manufactures specialty chassis, specialty vehicles, truck bodies and aftermarket parts for the recreational vehicle (RV), emergency response, government services, defense, and delivery and service markets. The Company's brand names – Spartan™, Spartan Chassis™, Spartan Emergency Response™, and Utilimaster® – are known for quality, performance, service and first-to-market innovation. The Company employs approximately 1,700 associates at facilities in Michigan, Pennsylvania, South Dakota and Indiana. Spartan reported sales of $507 million in 2014 and is focused on becoming a global leader in the design, engineering and manufacture of specialty vehicles and chassis. Visit Spartan Motors at www.spartanmotors.com.

This release contains several forward-looking statements that are not historical facts, including statements concerning our business, strategic position, financial strength, future plans, objectives, and the performance of our products. These statements can be identified by words such as "believe," "expect," "intend," "potential," "future," "may," "will," "should," and similar expressions regarding future expectations. These forward-looking statements involve various known and unknown risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, and likelihood. Therefore, actual performance and results may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could contribute to these differences include operational and other complications that may arise affecting the implementation of our plans and business objectives; continued pressures caused by economic conditions and the pace and extent of the economic recovery; challenges that may arise in connection with the integration of new businesses or assets we acquire or the disposition of assets; restructuring of our operations, and/or our expansion into new geographic markets; issues unique to government contracting, such as competitive bidding processes, qualification requirements, and delays or changes in funding; disruptions within our dealer network; changes in our relationships with major customers, suppliers, or other business partners, including Isuzu; changes in the demand or supply of products within our markets or raw materials needed to manufacture those products; and changes in laws and regulations affecting our business. Other factors that could affect outcomes are set forth in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

Spartan Motors / Page 2 of 2

CONTACT:

Russell Chick

Corporate Director of Marketing,

Spartan Motors, Inc.

(517) 543-6400